Exhibit 99.1

OPENWAVE APPOINTS KAREN WILLEM AS CHIEF FINANCIAL OFFICER

REDWOOD CITY, Calif. – July 7, 2008 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world’s leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced the appointment of Karen Willem as chief financial officer, effective immediately. Willem brings more than 25 years of experience in finance, sales and general management at leading software companies. She will report to Openwave’s interim CEO Bruce Coleman.

“Karen brings a wealth of financial management experience to Openwave and I am pleased to announce her appointment today,” said Bruce Coleman, interim CEO of Openwave. “Karen’s financial and business acumen will be a powerful driver in enforcing tight financial controls at Openwave and we look forward to her financial leadership.”

“I believe Openwave has the potential and products to return to growth and profitability, and I plan to work with the Board and management team to drive the necessary changes to complete the turnaround now underway,” said Willem. “I look forward to working closely with Openwave’s management team to bring greater operational discipline to the organization.”

Anne Brennan, who has been serving as the interim CFO will assume a newly created role as VP, Head of Finance. In discussing Anne Brennan’s tenure, Patrick Jones, Chairman of Openwave’s Audit Committee said, “Anne has done an outstanding job as our interim CFO, and will continue to be one of Openwave’s key executives.”

Willem brings more than 25 years experience in finance, sales and general management. She has served as CFO and senior vice president of Brio Software (now Oracle), where she led a highly successful IPO and subsequent merger with Sqribe Technologies. Prior to joining Openwave, she served as executive vice president and chief financial officer of Cassatt Corporation, a utility computing software start-up which she cofounded. Before joining Cassatt, she served as executive vice president and CFO of iVAST, focused on digital media software. Prior to that, she was president and CEO of Viewcentral, a Web-based training software company. She has held executive sales and finance positions at Network General Corp., Gupta Inc., Avantek, Inc. (now Agilent) and Ford Motor Company. She holds a B.S. in Biology from Bucknell University and an M.B.A. from the University of Pittsburgh.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is one of the world’s leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including merchandising and advertising, which converge the mobile and broadband experience across all of a user’s devices.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave’s unique product portfolio provides a complete range of service management, messaging and location technologies. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

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Openwave is the trademark of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

For more information please contact:

Investor Relations

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968

Openwave Systems Inc.

Vikki Herrera

Public Relations

Vikki.Herrera@openwave.com

Tel: 650-480-6753